Exhibit 23.1

Consent of Independent REGISTERED Public AccountING FIRM

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of our report dated March 30, 2015, relating to the consolidated financial statements of Cornerstone Bancshares, Inc. and subsidiary, and to the reference to us under the caption “Experts” in the Prospectus.

/s/ MAULDIN & JENKINS, LLC

Chattanooga, Tennessee

May 6, 2015